Exhibit 99.1

For Immediate Release

February 28, 2007

Press Release

Investools Reports Record 2006 Financial Results

thinkorswim Retail Accounts Grow to Approximately 24,500 as of January 31, 2007

NEW YORK — February 28, 2007— Investools Inc. (NASDAQ:SWIM), the market leader in fulfilling the lifelong education needs of self-directed investors, and a leading online brokerage platform serving the execution needs of retail investors, today announced its fourth quarter and full year 2006 financial results and selected financial and operating metrics for thinkorswim Group.

Investor Education Group highlights for the Quarter Ended December 31, 2006:

•                  Sales Transaction Volume increased 28 percent from $50.0 million in Q4 2005 to $64.2 million in Q4 2006.

•                  GAAP Revenue increased 20 percent from $36.8 million in Q4 2005 to $44.2 million in Q4 2006.

•                  Adjusted EBITDA (excluding certain items and interest income) increased 17 percent to $12.4 million in Q4 2006 from $10.6 million in Q4 2005.

•                  Net loss of $13.0 million for Q4 2006 up from a net loss of $4.2 million in Q4 2005.

•                  Total graduates in Q4 2006 of 10,300, matched the number in Q4 2005; Investools branded graduates increased 39 percent from 3,700 in Q4 2005 to 5,150 in Q4 2006.

Investor Education Group highlights for the Year Ended December 31, 2006:

•                  Sales Transaction Volume increased 43 percent from $176.2 million for 2005 to $252.8 million in 2006.

•                  GAAP Revenue increased 23 percent from $138.6 million in 2005 to $170.3 million in 2006.

•                  Adjusted EBITDA (excluding certain items and interest income) increased 112 percent from $25.1 million in 2005 to $53.4 million in 2006.

•                  Net loss of $39.7 million for 2006 up from a net loss of $15.7 million in 2005.

•                  Cash and cash equivalents increased by $46.7 million to $75.1 million at the end of 2006, net of $2.4 million paid for thinkorswim-related transaction costs.

•                  Total graduates in 2006 were 45,100, up from 43,800 in 2005; Investools branded graduates increased 56 percent from 11,100 in 2005 to 17,350 in 2006.

•                  Active subscribers to its Online Investor ToolboxTM and Prophet.net websites increased to 85,400 at the end of 2006 up from 68,000 at the end of 2005.

Sales transaction volume, a non-GAAP financial measure, represents sales generated in a particular period before the impact of recognition of deferred revenue from prior periods and the deferral of current period sales. Please refer to the reconciliation of total revenue to sales transaction volume below for further discussion of the relevance of this measure.

The Company believes that Adjusted EBITDA (before certain cash items), a non-GAAP financial measure, is an important measure of financial performance because it increases the comparability of operating performance between periods. This is caused primarily by the impact of accounting for costs associated with deferred revenue, as the majority of such costs are expensed as incurred at the time of the sale. Please refer to the reconciliation of net loss to Adjusted EBITDA below for further discussion and a calculation of this measure.

thinkorswim highlights for the Quarter Ended December 31, 2006:

•                  Revenue increased 80 percent from $9.6 million in Q4 2005 to $17.5 million in Q4 2006.

•                  Adjusted EBITDA (excluding certain items) increased 76 percent from $3.6 million in Q4 2005 to $6.3 million in Q4 2006.

•                  Net increase in funded accounts of 6,275 in Q4 2006, up from a net increase in funded accounts in Q4 2005 of 1,200.

•                  Client assets increased from $892 million to $1.103 billion.

thinkorswim highlights for the Year Ended December 31, 2006:

•                  Revenue increased 136 percent from $25.7 million for 2005 to $60.8 million in 2006.

•                  Adjusted EBITDA (excluding certain items) increased 170 percent from $8.4 million in 2005 to $22.8 million in 2006.

•                  Funded retail accounts increased to approximately 22,375 at year end.

•                  Client assets increased from $574 million to $1.103 billion.

thinkorswim New Account Metrics Since Announcement of Merger between Investools and thinkorswim:

		Active	Total	New	Net New	Month End	New
	Retail	Trader	Average	Accounts	Accounts	Funded	Accounts
	DARTS (1)	DARTS (2)	DARTS	Funded	Funded	Accounts	Opened
2006
September	7,800	15,900	23,700	900	800	16,100	3,625
October	8,700	11,300	20,000	2,275	2,125	18,225	4,525
November	10,700	13,500	24,200	2,225	2,100	20,325	4,375
December	10,300	10,700	21,000	2,200	2,050	22,375	4,325
2007
January	13,700	20,900	34,600	2,250	2,125	24,500	5,050

(1)             Retail DARTs are trades executed using the retail thinkorswim platform

(2)             Active Trader DARTS are trades executed using an active trader platform such as thinkpipes.

“Investools surpassed a quarter of a billion dollars in sales transaction volume and achieved Adjusted  EBITDA margins of 21% in 2006, setting new records for financial performance for our shareholders,” said Lee K. Barba, Chairman and CEO of Investools Inc. “Since the completion of our merger with thinkorswim earlier this month, we have accelerated our efforts to integrate the leading investor education and online brokerage platforms to enable our students to trade across the equity, options, futures, fixed income and forex markets.  Accounts at thinkorswim  grew from 15,300 at the time of the announcement of our merger, to 24,500 as of the end of January. The number of DARTS almost doubled, increasing from 7,800 in early September to

13,700 by the end of January.  These results exceeded our expectations for the period preceding the closing of the merger.”

Acquisition of Certain Intangible Assets and Expanded Relationship with Leading Group of Active Options Traders

Investools announced today that it has entered into a long-term relationship and acquired certain intangible assets from one of the most active groups of retail option traders, known as MAGs, an existing customer of thinkorswim.  Pursuant to a definitive agreement entered into yesterday, Investools will immediately issue 650,000 unregistered common shares, and subject to meeting certain thresholds over a three-year period, will issue an additional 950,000 shares of unregistered common shares.

“We are excited to establish a strategic, exclusive brokerage relationship, including the acquisition of an perpetual license to proprietary trading software, with MAGs, one of the option market’s leading active retail trading groups,” said Lee K. Barba, Chairman and CEO of Investools Inc.  “We have also formed thinkpro, a separate division within thinkorswim, leveraging MAGs’ expertise and software which will offer Investools students turnkey access to education, the thinkpipes trading platform, the MAGs software, and a community of active retail traders on site at thinkorswim’s Chicago offices.”

Restatement of Quarterly Periods

On February 23, 2007, the Company determined that certain revenue related to workshops and homestudies had not been appropriately recognized during the period the workshop was attended or homestudy delivered. There is no impact on Sales Transaction Volume, Cash or Adjusted EBITDA.  Based on the preliminary results, the Company will restate each of the first three quarters of 2006 to appropriately reflect the recognition of revenue. The expected impact of the restatement on the first three quarters of 2006 is an increase in GAAP revenue of $13.4 million and an improvement of Net Loss by $13.4 million. Consequently, in consultation with the Company’s Audit Committee and its independent registered public accounting firm, KPMG LLP, the Company has determined that the Company’s previously issued quarterly financial statements filed on Form 10-Q for the periods ended March 31, June 30, and September 30, 2006 should no longer be relied upon. The Company will restate these previously issued financial statements. As a result of this restatement, management is determining the impact this will have on our assessment of internal controls over financial reporting.

The figures used throughout this release reflect the expected impact of these changes. The Company is in process of finalizing its financial results and therefore the financial statements in this press release are preliminary. Management does not expect the final numbers to be filed in Form 10-K to be materially different.

Conference Call Information

A conference call to discuss the financial results is scheduled for 10:00 a.m. Eastern today.  The live call is being webcast by CCBN and will be available through the Company’s corporate websites at www.investools.com or www.thinkorswim.com (under Investor Relations).

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-

protected event management site, StreetEvents (www.streetevents.com).  Please allow extra time prior to the call to visit the site and to download the streaming media software required to listen to the Internet broadcast.  The online archive of the broadcast will be available within two hours following completion of the live call.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements.  Because these statements reflect the Company’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties.  The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete.  However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this press release, including, without limitation, the success of brand development efforts and strategic alliances; demand for the Company’s products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company’s proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; and other factors detailed from time to time in Investools’ SEC filings. The forward-looking statements are made only as of the date hereof and the Company assumes no obligation to publicly update or revise the forward-looking statements whether as a result of new information, future events, or otherwise.

# # #

Investor Contacts:

Ida Kane, SVP and CFO

801.816.6918

ida.kane@investools.com

Paul Helbling, SVP and CAO

281.588.9102

paul.helbling@investools.com

About Investools Inc.

Investools Inc. offers market-leading investor education and execution products and services for self-directed investors.  Investools Education Group offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led synchronous and asynchronous online courses, in-person workshops, one-on-one and one-to-many online coaching programs and telephone, live-chat and email support. thinkorswim Group is a leading online brokerage and technology provider focused on providing services to self-directed options traders and institutional users. thinkorswim offers customers a broad range of products including equities, exchange traded options, futures, mutual funds, and bonds. thinkorswim provides unique front end trading platforms that allow its customers to trade electronically and provides sophisticated trading tools and analytics, including tools for implementing complex, multi-leg options strategies.  The products and services offered by Investools Inc. have received numerous accolades from third parties including Barron’s ranking thinkorswim as one of its top rated online brokers and best for options traders (2006), and Prophet’s top Barron’s ranking as having the best technical analysis tools (2006).

Explanation and Reconciliation of Non-GAAP Information

The Company believes that sales transaction volume is an important measure of business volume. Sales transaction volume is a non-GAAP financial measure and represents sales in a particular period before the effect of recognition of deferred revenue from prior periods and the deferral of current period sales. It is consistent with the amount of cash receipts from selling activities in the period and with the majority of the components of cost of revenue. The table below provides a reconciliation of sales transaction volume to revenue for the periods indicated:

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2006	2006	2006	2006	2005
($ in millions)		As Restated	As Restated	As Restated
Sales transaction volume	$64.2	$56.6	$73.4	$58.7	$50.0
Change to deferred revenue	(20.0)	(16.6)	(30.0)	(16.0)	(13.2)
Revenue	$44.2	$40.0	$43.4	$42.7	$36.8

The Company believes that Adjusted EBITDA as shown in the table below is a valuable representation of operating performance given the impact of accounting for deferred revenue and for costs associated with deferred revenue. The table below provides a reconciliation of net loss to Adjusted EBITDA for the periods indicated:

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2006	2006	2006	2006	2005
($ in millions)		As Restated	As Restated	As Restated
Net loss	$(13.0)	$(5.4)	$(15.2)	$(6.0)	$(4.2)
Depreciation and amortization	1.4	1.2	1.2	1.1	0.9
Interest income	(0.9)	(0.6)	(0.6)	(0.3)	(0.2)
Income tax (benefit) expense	—	(0.9)	—	—	0.1
Special charges	4.3	0.2	2.6	0.4	1.0
Other non-cash items	0.3	0.3	0.4	0.2	0.2
Net change in deferred revenue	20.3	16.7	29.9	15.8	12.8
Adjusted EBITDA	$12.4	$11.5	$18.3	$11.2	$10.6

These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used generally as a substitute for revenue, net loss, or other GAAP operating measurements.

The table below provides information on the number of graduates during the periods indicated. The Company defines a graduate as someone who has purchased or attended as a spouse the foundational Stocks or Currency courses.

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	Mar 31,	Dec 31,
	2006	2006	2006	2006	2005
Paid graduates	10,300	10,200	14,800	9,800	10,300
Spouses	4,100	5,500	9,900	5,400	5,600
Total graduates	14,400	15,700	24,700	15,200	15,900

The following table outlines the workshop upsell rates during the periods indicated. During the third quarter of 2006, the Company introduced a subscription based Trading Rooms product as an alternative upsell at the workshop.

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	Mar 31,	Dec 31,
	2006	2006	2006	2006	2005
P.H.D.	20%	19%	27%	25%	25%
Master	31%	37%	32%	36%	35%
Associate	29%	36%	41%	39%	40%
Trading Rooms	20%	7%	—	—	—

Blended Upsell Rate	45%	35%	27%	33%	31%

Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations.

Investools Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,923	$11,466
Marketable securities	22,141	16,871
Accounts receivable, net	5,885	3,353
Current portion of restricted cash	—	4,722
Other current assets	10,056	3,133
Total current assets	91,005	39,545

Long-term restricted cash	377	366
Goodwill	18,085	18,085
Intangible assets, net of accumulated amortization ($4,154 and $1,891)	2,936	5,199
Software development costs, net of accumulated depreciation ($274 and $0)	11,843	4,609
Furniture and equipment, net of accumulated depreciation ($4,790 and $2,403)	5,994	4,281
Other long-term assets	1,494	614
Total assets	$131,734	$72,699

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of deferred revenue	$131,631	$68,215
Current portion of capital lease obligations	180	125
Accounts payable	4,388	3,210
Accrued payroll	4,870	3,522
Accrued tax liabilities	8,629	7,359
Other current liabilities	15,958	4,193
Total current liabilities	165,656	86,624

Long-term liabilities:
Other accrued liabilities	215	—
Long-term portion of capital lease obligations	500	513
Long-term deferred revenue	27,944	9,301
Total liabilities	194,315	96,438

Stockholders’ deficit:
Common stock	453	447
Additional paid-in capital	128,115	131,162
Accumulated other comprehensive loss	3	(116)
Deferred stock compensation	—	(3,742)
Accumulated deficit	(191,152)	(151,490)
Total stockholders’ deficit	(62,581)	(23,739)
Total liabilities and stockholders’ deficit	$131,734	$72,699

Investools Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)

Revenue	$44,166	$36,816	$170,330	$138,621
Costs and expenses:
Cost of revenue	30,429	23,316	121,270	92,161
Selling expense	15,669	10,004	51,877	37,332
General and administrative expense	7,691	6,781	32,730	24,182
Special Charges	4,350	1,019	7,535	1,077
Total costs and expenses	58,139	41,120	213,412	154,752
Loss from operations	(13,973)	(4,304)	(43,082)	(16,131)

Other income:
Gain (loss) on sale of assets	1	—	11	(93)
Interest income and other, net	905	201	2,486	596
Total other income	906	201	2,497	503
Net loss before income taxes and cumulative change in accounting principle	(13,067)	(4,103)	(40,585)	(15,628)
Income tax expense (benefit)	(24)	114	(875)	114
Net loss before cumulative change in accounting principle	(13,043)	(4,217)	(39,710)	(15,742)
Cumulative change in accounting principle	—	—	48	—
Net loss	$(13,043)	$(4,217)	$(39,662)	$(15,742)

Net loss per common share — basic and diluted	$(0.29)	$(0.09)	$(0.88)	$(0.35)
Basic and diluted weighted average shares outstanding	45,168	44,747	45,042	44,933

Investools Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(13,043)	$(4,217)	$(39,662)	$(15,742)
Depreciation and amortization	1,413	900	4,923	2,714
Stock compensation expense	346	174	1,179	576
Deferred tax expense	28	114	112	114
(Gain) loss on sale of assets	—	—	(10)	93
Provision for (recovery of) bad debt	1	3	(31)	54
Provision for lease terminations	—	—	213	—
Loss on marketable securities	12	—	85	—
Provision for inventory reserve	—	123	—	123
Provision for sales return reserve	261	389	787	1,882
Impairment of internally capitalized software	—	1,000	1,464	1,000
Common stock issuable for legal settlements	2,763	—	2,763	—
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable	(702)	180	(2,501)	(995)
Restricted cash	—	367	—	369
Other assets	(1,515)	(322)	(3,893)	(1,085)
Accounts payable	19	(1,049)	1,456	(1,894)
Deferred revenue	20,302	12,800	82,804	37,001
Accrued payroll	(271)	122	1,348	1,266
Other liabilities	649	87	4,872	(2,824)
Accrued tax liabilities	757	1,159	363	2,256
Net cash provided by operating activities	11,020	11,830	56,272	24,908

Cash flows from investing activities:
Purchases of marketable securities	—	(8,200)	(23,403)	(10,836)
Proceeds from the sale and maturities of securities	14,349	1,600	18,214	7,735
Proceeds from sale of equipment	—	—	10	40
Payments for capitalized software development costs	(3,340)	(2,260)	(7,880)	(4,498)
Purchases of furniture and equipment	(817)	(797)	(3,438)	(4,325)
Deferred acquisition costs	(1,075)	—	(2,398)	—
Cash paid in business acquisition, net of cash received	—	—	—	(7,777)
Net cash provided by (used in) investing activities	9,117	(9,657)	(18,895)	(19,661)

Cash flows from financing activities:
Payments on notes payable / capital lease obligations	(41)	(26)	(153)	(66)
Changes in restricted cash	(4)	25	4,711	(3,194)
Repurchase of stock	—	(404)	(1,360)	(1,394)
Exercise of stock options	171	10	882	137
Net cash provided by (used in) financing activities	126	(395)	4,080	(4,517)

Increase in cash and cash equivalents	20,263	1,778	41,457	730
Cash and cash equivalents
Beginning of period	32,660	9,688	11,466	10,736
End of period	$52,923	$11,466	$52,923	$11,466